EXHIBIT 19.1

                         STATEMENT TO CERTIFICATEHOLDERS
                      NATIONSCREDIT GRANTOR TRUST 1997 - 1

     Pursuant to the Pooling and Servicing Agreement, dated as of May 22, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

         Month                                                                                     Jan-98
         Collection Period                                                                                1/1/98
         Determination Date                                                                              2/11/98
         Deposit Date                                                                                    2/13/98
         Distribution Date                                                                               2/17/98

         POOL BALANCE
              Pool Balance on the close of the last day of the Collection Period (Record Date)    151,572,836.01
              Pool Factor                                                                             83.3820538%
              Ending Pool Balance (per $1,000 certificate)                                                   834
              Liquidation Proceeds                                                                       124,660
              Purchase Amounts                                                                                --

         AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
              Interest Payments:
              Monthly Interest Payment                                                                     4.787
              Carry-Over Monthly Interest Payment                                                             --
              Total Interest Payment                                                                       4.787

              Principal Payments:
              Monthly Principal Payment                                                                   17.245
              Carry-Over Monthly Principal Payment                                                            --
              Total Principal Payment                                                                     17.245

              Servicing Fee:
              Servicing Fee                                                                                0.532
              Carry-Over Monthly Servicing Fee                                                                --
              Total Servicing Fee                                                                          0.532

                          MONTHLY SERVICERS CERTIFICATE
                      NATIONSCREDIT GRANTOR TRUST 1997 - 1

     Pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.

         Month                                                                                   Jan-98
         Collection Period                                                                              1-Jan-98
         Determination Date                                                                            11-Feb-98
         Deposit Date                                                                                  13-Feb-98
         Distribution Date                                                                             17-Feb-98

         POOL BALANCE
              Pool Balance on the close of the last day of the preceding Collection Period        154,707,662.90
              Principal Collections                                                                 2,853,444.01
              Purchase Amounts Allocable to Principal                                                         --
              Defaulted Receivables                                                                   281,382.88
              Pool Balance on the close of the last day of the Collection Period                  151,572,836.01

              Original Pool Balance                                                               181,781,125.63

              Certificate Factor                                                                        83.38205%

              Preference Amounts                                                                              --

              Certificate Pass-Through Rate                                                                 6.75%
              Servicing Fee Rate                                                                            0.75%

         AVAILABLE FUNDS
               Collections allocable to interest                                                    1,496,416.24
               Purchase Amounts allocable to interest                                                         --
               Liquidation Proceeds                                                                   124,659.88
               Collections allocable to principal                                                   2,853,444.01
               Purchase Amounts allocable to principal                                                        --
               Other Available Funds - Interest on Collection or Certificate Account                        0.01
               Total Available Funds                                                                4,474,520.14

         INTEREST PAYMENT
               Monthly Interest Payment                                                               870,230.60
               Carry-Over Monthly Interest                                                                    --
               Total                                                                                  870,230.60

         PRINCIPAL PAYMENT
               Monthly Principal Payment                                                            3,134,826.89
               Carry-Over Monthly Principal                                                                   --
               Total                                                                                3,134,826.89

         SERVICING FEE
               Servicing Fee                                                                           96,692.29
               Carry-Over Servicing Fee                                                                       --
               Total                                                                                   96,692.29

         DEPOSIT TO THE CERTIFICATE ACCOUNT
               Available Funds                                                                      4,474,520.14
               Reserve Account Withdrawal Amount                                                              --
               Surety Drawing Amount                                                                          --
               Total Deposit to the Certificate Account                                             4,474,520.14

         DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
               Monthly Interest Payment and any Carry-Over Monthly Interest                           870,230.60
               Monthly Principal Payment and any Carry-Over Monthly Principal                       3,134,826.89
               Servicing Fee and any Carry-Over Servicing Fee                                          96,692.29
               Distributions to the Surety Bond Provider                                               15,470.77
               Distributions to the Reserve Account                                                           --
               Distributions to the Seller                                                            357,299.59

               Carry-Over Monthly Interest to the next Distribution Date                                      --
               Carry-Over Monthly Principal to the next Distributions Date                                    --
               Carry-Over Servicing Fee to the next Distribution Date                                         --

         RESERVE ACCOUNT
               Reserve Account Balance as of the end of the preceding Collection Period             6,188,306.52
               Earnings from investments on the Reserve Account                                        29,268.25
               Reserve Account Withdrawal Amount                                                              --
               Deposits to the Reserve Account                                                                --
               Reserve Account Balance                                                              6,217,574.77
               Distributions of any excess amounts on deposit in the Reserve Account                  154,661.33
               Ending Reserve Account Balance                                                       6,062,913.44

               Reserve Account Balance as a % of the Pool Balance                                           4.00%
               Specified Reserve Account Requirement                                                6,062,913.44
               Amount needed to fully fund Reserve Account                                                    --

         SURETY BOND

               Outstanding Reimbursement Obligations at the end of the preceding Collection Period            --
               Preference Amounts                                                                             --
               Surety Drawing Amount                                                                          --
               Surety Bond Fee                                                                         15,470.77
               Interest on Outstanding Reimbursement Obligations at the end of the preceding
                  Collection Period                                                                           --
               Amounts due to Surety Bond Provider                                                     15,470.77
               Distributions to the Surety Bond Provider                                               15,470.77
               Remaining Reimbursement Obligations Owed to the Surety Bond Provider                           --

         NET CREDIT LOSS RATIO
               Net Credit Losses                                                                      156,723.00
               For the current Collection Period                                                            1.23%
               For the preceding Collection Period                                                          0.72%
               For the second preceding Collection Period                                                   1.92%
               Average Net Credit Loss Ratio                                                                1.29%

         DELINQUENCY ANALYSIS
               Number of Loans
               30 to 59 days past due                                                                        193
               60 to 89 days past due                                                                         70
               90 or more days past due                                                                      109
               Total                                                                                         372

               Principal Balance
               30 to 59 days past due                                                               2,059,177.72
               60 to 89 days past due                                                                 679,321.13
               90 or more days past due                                                             1,283,884.48
               Total                                                                                4,022,383.33

               Delinquency Ratio
               For the current Collection Period                                                            2.65%
               For the preceding Collection Period                                                          2.83%
               For the second preceding Collection Period                                                   2.49%
               Average Delinquency Ratio                                                                    2.66%


         REPOSSESSION ANALYSIS
              Current Balance of Contracts where Repossession occurred in the Current Month           336,748.23
              Number of Contracts where Repossession occurred in the Current Month                            27


         WEIGHTED AVERAGE COMPUTATIONS
              Weighted Average Coupon                                                                      10.91%
              Weighted Average Original Term (months)                                                     122.00
              Weighted Average Remaining Term (months)                                                    103.02
              Number of Outstanding Accounts - End of Period                                              13,720


         CASH SETTLEMENT FOR THE TRUSTEE
              Total Deposit to the Certificate Account                                              4,474,520.14
              Servicing Fee                                                                            96,692.29
              Interest allocable to the Seller's Certificate                                                0.60
              Principal amount allocable to the Seller's Certificate                                        2.17
              Wire Funds to the Surety Bond Provider                                                   15,470.77
              Net Deposit to the Certificate Account - Excluding Amounts Due to Seller              4,362,354.32
              Wire Funds to the Certificateholders - Interest Amounts                                 870,230.00
              Wire Funds to the Certificateholders - Principal Amounts                              3,134,824.72
              Deposit Funds into the Reserve Account                                                          --
              Wire Funds to NationsCredit                                                              357,299.59

Approved by: /s/ LAWRENCE ANGELILLI
            ------------------------------------
            Authorized Signer